UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

PREFERRED VOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-92854	75-2440201
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6500 Greenville Avenue, Suite 570
Dallas, Texas 75206
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 265-9580

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director

Effective February 23, 2009, the registrant, Preferred Voice, Inc. a Delaware corporation (the “Company”) accepted the resignation of Todd Parker as a member of the Company’s Board of Directors.  Mr. Parker indicated that he was resigning to pursue other interests and that his resignation was not the result of any disagreement with the company or any of its officers, directors or other members of its Board.  At this time, the Company does not contemplate filling the vacancy.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED VOICE, INC.

Date: February 24, 2009	By:	/s/ Mary Merritt
Chief Executive Officer

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